Exhibit 3.2

BYLAWS

OF

NATURE’S SUNSHINE PRODUCTS, INC.

A UTAH CORPORATION

2002

(as amended and restated March 2006)

TABLE OF CONTENTS

(continued)

BYLAWS

OF

NATURE’S SUNSHINE PRODUCTS, INC.

ARTICLE 1.  OFFICES

Section 1.1.                           Business Offices.  The principal office of Nature’s Sunshine Products, Inc., a Utah corporation (the “Corporation”), shall be located at any place either within or outside the State of Utah, as designated in the Corporation’s Articles of Incorporation or the Corporation’s most recent annual report on file with the Division of Corporations and Commercial Code providing such information.  The Corporation may have such other offices, either within or outside the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time.  The Corporation shall maintain at its principal office a copy of those records specified in Section 2.13 of Article 11 of these Bylaws.  (16-10a-102(24))*

Section 1.2.                           Registered Office.  The registered office of the Corporation required by the Utah Revised Business Corporation Act shall be located within the State of Utah.  The address of the registered office may be changed from time to time.  (16-10a-501 and 16-10a-502)

ARTICLE 2.  SHAREHOLDERS

Section 2.1.                           Annual Shareholder Meeting.  An annual meeting of the shareholders shall be held each year on the date, at the time, and at the place, fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. (16-10a-701)

Section 2.2.                           Special Shareholder Meetings.  Special meetings of the shareholders may be called, for any purposes described in the notice of the meeting, by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.  (16-10a-702)

Section 2.3.                           Place of Shareholder Meeting.  The Board of Directors may designate any place, either within or outside the State of Utah, as the place for any annual meeting of the shareholders and for any special meeting of the shareholders called by the Board of Directors.  The president of the Corporation or any shareholder or any group of shareholders of the Corporation holding at least ten percent (10%) of all of the voting shares of the Corporation may designate any place, within or outside the State of Utah, as the place for any special meeting of the shareholders called by the president or the group of shareholders.  If no designation is made by the Board of Directors, the president, or the shareholders, as the case may be, the place of the meeting shall be the principal office of the Corporation.  (16-10a-701(2) and 16-10a-702(3))

*                                         Citations in parentheses are to Utah Code Annotated.  These citations are for reference only and shall not constitute a part of these bylaws.

Section 2.4.                                   Notice of Shareholder Meeting.

(a)                                  Required Notice.  Written notice stating the place, day, and hour of any annual or special shareholder meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the president, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by the Utah Revised Business Corporation Act or the Corporation’s Articles of Incorporation to receive notice of the meeting.  Notice shall be deemed to be effective when mailed.

Notice shall not be required to be given to any shareholder to whom:

(1)                                  A notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the Corporation, and have been returned undeliverable; or

(2)                                  at least two payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the Corporation, and have been returned undeliverable.

If a shareholder to whom notice is not required delivers to the Corporation a written notice setting forth the shareholder’s current address, or if another address for the shareholder is otherwise made known to the Corporation, the requirement that notice be given to the shareholder is reinstated.  (16-10a-103 and 16-10a-705)

(b)                                 Adjourned Meeting.  If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if the new date, time, or place is announced at the meeting before adjournment.  However, if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed (see Section 2.5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to shareholders of record who are entitled to vote at the meeting.  (16-10a-705(4))

(c)                                  Waiver of Notice.  Any shareholder may waive notice of a meeting (or any notice required by the Utah Revised Business Corporation Act, the Corporation’s Articles of Incorporation, or these Bylaws), by a writing signed by the shareholder, which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred) for inclusion in the minutes or filing with the Corporation’s records.

A shareholder’s attendance at a meeting:

(1)                                  Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)                                  waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.  (16-10a-706)

(d)                                 Contents of Notice.  Notice of any special meeting of the shareholders shall include a description of the purpose or purposes for which the meeting is called.  Except as provided in this Section 2.4(d), in the Articles of Incorporation, or in the Utah Revised Business Corporation Act, notice of an annual meeting of the shareholders need not include a description of the purpose or purposes for which the meeting is called.  (16-10a-705(2) and (3))

Section 2.5.                                   Fixing of Record Date.  For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to take action without a meeting or to demand a special meeting, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.  Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If not record date is so fixed by the Board of Directors, the record date shall be at the close of business:

(a)                                  with respect to an annual meeting of the shareholders or any special meeting of the shareholders called by the Board of Directors or any person or group specifically authorized by these Bylaws to call a meeting of the shareholders, as of the close of business on the day before the first notice is delivered to shareholders; (16-10a-707(1))

(b)                                 with respect to a special shareholder meeting demanded by the shareholders, on the earliest date of any of the demands pursuant to which the meeting is called, or 60 days prior to the date the first of the written demands is received by the Corporation, whichever is later; (16-10a-702(2))

(c)                                  with respect to a distribution to shareholders (other than one involving a repurchase or re-acquisition of shares), on the date the Board of Directors authorizes the distribution;  (16-10a-40(2))

and

(d)                                 with respect to the payment of a share dividend, on the date the Board of Directors authorizes the share dividend.  (16-10a-623(3))

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  (16-10a-707)

Section 2.6.                                   Shareholder List.  The secretary shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order within each class or series, with the address of and the number of shares held by each.  The list must be arranged by voting group (if such exists; see Section 2.7 of these Bylaws) and within each voting group by class or series of shares.

The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting and any adjournments.  The list shall be available at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held.  A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.13 of these Bylaws, to inspect and copy the list during regular business hours and during the period it is available for inspection.  The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.  (16-10a-720)

Section 2.7.                                   Shareholder Quorum and Voting Requirements.  If the Articles of Incorporation or the Utah Revised Business Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revise Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles of Incorporation or the Utah Revised Business Corporation Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.

Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revised Business Corporation Act require a greater number of affirmative votes.  (16-10a-725 and 16-10a-726)

Section 2.8.                                   Proxies.  At all meetings of shareholders, a shareholder may vote in person or by a proxy executed in any lawful manner.  Such proxy shall be filed with the Corporation before or at the tine of the meeting.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.  (16-10a-722)

Section 2.9.                                   Voting of Shares.  Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of shareholders.

Except as provided by specific court order, no shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting of the Corporation or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.  However, the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity is not hereby limited.

Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.  (16-10a-721)

Section 2.10.                             Corporation’s Acceptance of Votes.

(a)                                  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder.

(b)                                 If the name signed on a vote, consent, waiver, proxy appointment , or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

(1)                                  The shareholder is an entity as defined in the Utah Revised Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;

(2)                                  the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(3)                                  the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(4)                                  the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(5)                                  two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(6)                                  the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 2.10.

(c)                                  If shares of the Corporation are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary is given written notice to the contrary and furnished with a copy of the instrument creating the relationship, their acts with respect to voting shall have the following effect:

(1)                                  If only one votes, the act binds all;

(2)                                  if more than one vote, the act of the majority so voting binds all;

(3)                                  if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately; and

(4)                                  if the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section 2.10 shall be a majority or even split in interest.

(d)                                 The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(e)                                  The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section 2.10 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(f)                                    Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.  (16-10a-724)

Section 2.11.                             Intentionally Omitted.

Section 2.12.                             Voting for Directors.  At each election of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote.

Unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present.  (16-10a-728)

Section 2.13.                             Shareholder’s Rights to Inspect Corporate Records.

(a)                                  Minutes and Accounting Records.  The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by its shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of its shareholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors.  The Corporation shall maintain appropriate accounting records.  (16-10a-1601(1), (2))

(b)                                 Absolute Inspection Rights of Records Required at Principal Office.  If a shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy, a shareholder (or the shareholder’s agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

(1)                                  The Corporation’s Articles of Incorporation currently in effect;

(2)                                  the Corporation’s Bylaws currently in effect;

(3)                                  the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(4)                                  all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

(5)                                  a list of the names and business addresses of the Corporation’s current officers and directors;

(6)                                  the Corporation’s most recent annual report delivered to the Division of Corporations and Commercial Code; and

(7)                                  all financial statements prepared for periods ending during the last three years that a shareholder could request pursuant to Section 16-10a-1605 or the Utah Revised Business Corporation Act.  (16-10a-1601(5) and 16-10a-1602(1))

(c)                                  Conditional Inspection Right.  If a shareholder gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the shareholder wishes to inspect sand copy, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose, the shareholder (or the shareholder’s agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(1)                                  Excerpts from:

(i)                                     Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

(ii)                                  minutes of any meeting of the shareholders;

(iii)                               records of action taken by the shareholders without a meeting; and

(iv)                              waivers of notices of any meeting of the shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

(2)                                  accounting records of the Corporation; and

(3)                                  the record of the Corporation’s shareholders referred to in Section       16-10a-1601(3) of the Utah Revised Business Corporation Act.  (16-10a-1602(2))

(d)                                 Copy Costs.  The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.  The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to a shareholder.  The charge may not exceed the estimated cost of production or reproduction of the records.  (16-10a-1603)

(e)                                  Shareholder Includes Beneficial Owner.  For purposes of this Section 2.13, the term “shareholder” shall include a beneficial owner, whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership.  (16-10a-1602(4)(b))

Section 2.14.                             Furnishing Financial Statements to a Shareholder.  Upon the written request of any shareholder, the Corporation shall mail to the shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.  (16-10a-1605)

Section 2.15.                             Information Respecting Shares.  Upon the written request of any shareholder, the Corporation, at its own expense, shall mail to the shareholder information respecting the designations, preferences, limitations, and relative rights applicable to each class of shares, the variations determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series.  The Corporation may comply by mailing the shareholder a copy of its Articles of Incorporation containing such information.  (16-10a-1606)

ARTICLE 3.  BOARD OF DIRECTORS

Section 3.1                                      General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under, the direction of the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in any agreement authorized by Section 16-10a-732 of the Utah Revised Business Corporation Act.  (16-10a-801)

Section 3.2.                                   Number, Tenure, and Qualifications of Directors.  The number of directors of the Corporation shall be not less than three (3) nor more than nine (9) except in the event that there are less than three (3) shareholders of the Corporation entitled to vote for the election of directors in which case the number of directors may equal the number of such voting shareholders of the Corporation.  Within this range, the shareholders or the Board of Directors initially shall fix the number of directors of the Corporation.  Thereafter, again within this range, the number of directors of the Corporation may be changed and re-established, from time to time, by the shareholders or the Board of Directors of the Corporation, but no decrease in the number of directors of the Corporation may shorten the term of any incumbent director.

Each director shall hold office until the next annual meeting of shareholders or until removed.  However, if a director’s term expires, the director shall continue to serve until the director’s successor shall have been elected and qualified, or until there is a decrease in the number of directors.

Directors need not be residents of the State of Utah but must within 3 years of becoming a director own at least 1,000 shares of the Corporation’s Common Stock. (16-10a-802, 16-10a-803 and 16-10a-805)

Section 3.3.                                   Regular Meetings of the Board of Directors.  The Board of Directors may set the time and place, either within or outside the State of Utah, for the holding of regular meetings, which may be held without further notice.

Section 3.4.                                   Special Meetings of the Board of Directors.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or two (2) or more of the directors, who may fix any place, either within or outside the State of Utah, as the place for holding the meeting.

Section 3.5.                                   Notice and Waiver of Notice of Special Director Meetings.  Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least five days notice, either orally or in writing, of the date, time and place of the meeting.

Notice of any meeting of the Board of Directors shall be deemed to be effective at the earliest of: (1) When received; (2) five days after it is mailed; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director.

A director may waive notice of any meeting.  Except as in this Section 3.5 provided, the waiver must be in writing and signed by the director entitled to the notice.  The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.

The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the director objects to holding the meeting of transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

A director who attends a special meeting to object to lack of notice shall not be deemed to be present for quorum purposes.  (16-10a-822 and 16-10a-823)

Section 3.6.           Director Quorum.  A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number.

A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number.

Section 3.7.           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation require a greater percentage.

Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken, unless:

(a)           The director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting:

(b)           the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting; or

(c)           the director causes written notice of a dissent of abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after adjournment of the meeting.

The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.  (16-10a-824)

Section 3.8            Director Action Without a Meeting.  Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing.  Action is taken by consents at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary.  Action taken by consents is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date. Action taken by consents has the same effect as action taken at a meeting of directors and may be described as such in any document. (16-10a-821)

Section 3.9.           Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.  The removal may be with or without cause, unless the Articles of Incorporation provide that directors may only be removed with cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.  If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.  If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remover the director. (16-10a-808)

Section 3.10.         Board of Director Vacancies.

(a)           Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1)            The shareholders may fill the vacancy;

(2)            the Board of Directors may fill the vacancy; or

(3)            if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b)           Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders:

(1)            If one or more directors were elected by the same voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

(2)            only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

A vacancy that will occur at a specific later date, because of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

If a director’s term expires, the director shall continue to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors.  The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. (16-10a-810 and 16-10a-805(5))

Section 3.11.         Director Compensation.  Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both.

Section 3.12.         Director Committees.

(a)           Creation of Committees.  Unless the Articles of Incorporation provide otherwise, and subject to Section 3.12(b), the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

(b)           Selection of Members.  The creation of a committee and appointment of members to it must be recommended by the Chairman of the Board and approved by the greater of:

(1)            A majority of all the directors in office when the action is taken; or

(2)            the number required by Section 3.7 of these Bylaws to take action.

(c)           Required Procedures.  Sections 3.4 through 3.9 of these Bylaws, which govern meetings, action without a meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

(d)           Authority.  Unless limited by the Articles of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.  (16-10a-825)

Section 3.13.         Director’s Rights to Inspect Corporate Records.

(a)           Absolute Inspection Rights of Records Required at Principal Office.  If a director gives the Corporation written notice of the director’s demand at least five business days before the date on which the director wishes to inspect and copy, the director (or the director’s agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

(1)            The Corporation’s Articles of Incorporation currently in effect;

(2)            the Corporation’s Bylaws currently in effect;

(3)            the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(4)            all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

(5)            a list of the names and business addresses of the Corporation’s current officers and directors;

(6)           the Corporation’s most recent annual report delivered to the Division of Corporations and Commercial Code; and

(7)           all financial statements prepared for periods ending during the last three years that a shareholder could request. (16-10a-1601(5) and 16-10a-1602(1))

(b)           Conditional Inspection Right.  In addition, if a director gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the director wishes to inspect and copy, the director describes with reasonable particularity the director’s purpose and the records the director desires to inspect, and the records are directly connected with the director’s purpose, the director (or the director’s agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(1)           Excerpts from:

(i)            Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

(ii)           minutes of any meeting of the shareholders;

(iii)          records of action taken by the shareholders without a meeting; and

(iv)          waivers of notices of any meeting of the shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

(2)           accounting records of the Corporation; and

(3)           the record of the Corporation’s shareholders referred to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act.  (16-10a-1602(2))

(c)           Copy Costs.  The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.  The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to the director.  The charge may not exceed the estimated cost of production or reproduction of the records.  (16-10a-1603)

ARTICLE 4. OFFICERS/CHAIRMAN

Section 4.1             Number of Officers.  The officers of the Corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary, including any vice presidents, may be appointed by the Board of Directors.  If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.  The same individual may simultaneously hold more than one office in the Corporation.  The Board of Directors may appoint a special executive committee, consisting of two or more individuals and overseen by the Chairman of the Board, to perform the functions of any office of the Corporation and such special executive committee shall operate under such procedures as prescribed by the Board of Directors.  (16-10a-830)

Section 4.2.            Appointment and Term of Office.  The officers of the Corporation shall be appointed by the Board of Directors for such term as is determined by the Board of Directors.  The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the end of such term.  If no term is specified, each officer shall hold office until the officer resigns, dies, or until removed in the manner provided in Section 4.3 of these Bylaws.  (16-10a-832 and 16-10a-833)

Section 4.3.            Removal of Officers.  Any officer or agent may be removed by the Board of Directors at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights. (16-10a-832)

Section 4.4             Chairman of the Board.  The Chairman of the Board shall have the following powers and duties:

(a)           to preside at all meetings of the shareholders of the Corporation;

(b)           to preside at all meetings of the Board of Directors; and

(c)           to oversee the actions and functions of any special executive committee appointed by the Board of Directors to perform the functions of any office of the Corporation.

Section 4.5             President.  The president shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation.  The president may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.  (16-10a-831)

Section 4.6.            Vice Presidents.  If appointed, in the absence of the president or in the event of his death, inability, or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  If there is no vice president, then the treasurer shall perform such duties of the president.  Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. (16-10a-831)

Section 4.7.            Secretary.  The secretary shall:

(a)           Keep the minutes of the proceedings of the shareholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

(b)           see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c)           be custodian of the corporate records and of any seal of the Corporation;

(d)           when requested or required, authenticate any records of the Corporation;

(e)           keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

(f)            sign with the president, or a vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(g)           have general charge of the stock transfer books of the Corporation; and

(h)           in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.  (16-10a-830 and 16-10a-831)

Section 4.8.            Treasurer.  The treasurer shall:

(a)           Have charge and custody of and be responsible for all funds and securities of the Corporation;

(b)           receive and give receipts of moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and

(c)           in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.  (16-10a-831) If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.9.            Assistant Secretaries and Assistant Treasurers.  The assistant secretaries, when authorized by the Board of Directors, may sign, with the president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall

Be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.  (16-10a-831)

Section 4.10.          Salaries.  The compensation of the Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer shall be fixed from time to time by the Board of Directors.

ARTICLE 5.  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

Section 5.1.            Limitation of Liability of Directors and Officers.  The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.  (16-10a-841(1))

Section 5.2.            Indemnification of Directors and Officers.  Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the Corporation against liability incurred in such proceeding to the fullest extent as from time to time permitted by Utah law.  (16-10a-902, 907)

Section 5.3.            Effect of Repeal or Modification of Article V.  Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

Section 5.4.            Insurance.  The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907 of the Utah Revised Business Corporation Act.  Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Utah or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise. (16-10a-908)

ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1.           Certificates for Shares.

(a)           Content.  Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the Corporation and that the Corporation is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as is determined by the Board of Directors.  Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof.  The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  Each certificate for shares shall be consecutively numbered or otherwise identified. The certificates may contain any other information the Corporation considers necessary or appropriate. (16-10a-625)

(b)           Legend as to Class or Series.  If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge.  (16-10a-625)

(c)           Shareholder List.  The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d)           Transferring Shares.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 6.2.            Shares Without Certificates.

(a)           Issuing Shares Without Certificates.  Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b)           Information Statement Required.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing, at a minimum, the name of the Corporation and that it is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, of the issued shares.  If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variation for any existing or future class or series. (16-10a-626)

Section 6.3.            Registration of Transfer of Shares.  Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation.  In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective.  Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 6.4.            Restrictions on Transfer of Shares Permitted.  The Board of Directors or the shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the registration or otherwise consented to the restriction.

(a)           A restriction on the transfer or registration of transfer of shares may be authorized:

(1)           To maintain the Corporation’s status when it is dependent on the number or identity of its shareholders;

(2)           to preserve entitlements, benefits, or exemptions under federal, state, or local laws; and

(3)           for any other reasonable purpose.

(b)           A restriction on the transfer or registration of transfer of shares may:

(1)           Obligate the shareholder first to offer the Corporation or other persons, separately, consecutively, or simultaneously, and opportunity to acquire the restricted shares;

(2)           obligate the Corporation or other persons, separately, consecutively, or simultaneously, to acquire the restricted shares;

(3)           require, as a condition to a transfer or registration, that any one or more persons, including the Corporation or any of its shareholders, approve the transfer or registration, if the requirement is not manifestly unreasonable; or

(4)           prohibit the transfer or the registration of a transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.4 and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement required by Section 6.2 of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.  (16-10a-627)

Section 6.5.            Acquisition of Shares.  The Corporation may acquire its own shares, and, unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

If the Articles of Incorporation prohibit the re-issuance of acquired shares, the number of authorized shares shall be reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders or the Board of Directors without shareholder action.  Appropriate Articles of Amendment must be delivered to the Division of Corporations and Commercial Code and must set forth:

(a)           The name of the Corporation;

(b)           the reduction in the number of authorized shares, itemized by class and series;

(c)           the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

(d)           a statement that the amendment was adopted by the Board of Directors without shareholder action and that shareholder action was not required if such be the case.  (16-10a-631)

ARTICLE 7.  DISTRIBUTIONS

Section 7.1.            Distributions.  The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Articles of Incorporation.

ARTICLE 8.  CORPORATE SEAL

Section 8.1             Corporate Seal.  The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Utah as the state of incorporation, and the words “Corporate Seal.”

ARTICLE 9.  FISCAL YEAR

Section 9.1.            Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 10.  AMENDMENTS

Section 10.1.          Amendments.  The Corporation’s Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws, or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or in part.  However, the Board of Directors may not adopt, amend, or repeal a Bylaw that fixes a shareholder quorum or voting requirement that is greater than required by the Utah Revised Business Corporation Act.

If authorized by the Articles of Incorporation, the shareholders may adopt, amend, or repeal a Bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Utah Revised Business Corporation Act.  Any such action shall comply with the provisions of the Utah Revised Business Corporation Act.

The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by the Corporation’s Board of Directors.  (16-10a-1020 to 16-10a-1022)

ADOPTED as of the 29th day of March, 2006.

\s\Douglas Faggioli
Douglas Faggioli, Secretary